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                                                                   EXHIBIT 4.5

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT") AND THE SECURITIES LAWS OF ANY STATE. THE NOTE HAS BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, ASSIGNED, MADE SUBJECT TO A SECURITY INTEREST, PLEDGED, HYPOTHECATED, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS AND UNTIL REGISTERED UNDER THE 1933 ACT, OR AN OPINION OF COUNSEL SATISFACTORY TO NORDIC EQUITY PARTNERS CORP. IS RECEIVED THAT REGISTRATION IS NOT REQUIRED UNDER SUCH 1933 ACT OR SUCH STATE SECURITIES LAWS.


                          NORDIC EQUITY PARTNERS CORP.

                         10% REDEEMABLE PROMISSORY NOTE


NEPC - Note 1                                                            $95,000


         NORDIC EQUITY PARTNERS CORP., a Delaware corporation (the "Company"), for value received, hereby promises to pay to the order of _______________________________________ (the "Payee"), at
__________________________________, on the earlier of (i) eighteen (18) months from the date hereof, and (ii) at the closing of the Company's initial public offering (the "Public Offering"), of its securities resulting in the receipt by the Company of gross proceeds of no less than $5,805,000, as set forth in the Letter of Intent (the "Letter of Intent") dated April 30, 1996 by and between the Company and Mason Hill & Co., Inc. ("Mason Hill"), the principal sum of NINETY FIVE THOUSAND ($95,000) DOLLARS (or such lesser principal amount as may then be outstanding), together with all accrued unpaid interest (computed on the basis of a 360-day year of twelve 30-day months) on the unpaid balance at the rate of 12% per annum from the date hereof; provided, however, that,


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notwithstanding anything to the contrary provided herein or elsewhere, in the event the Company does not consummate the Public Offering by January 30, 1997 (the "January 30, 1997 Redemption Date"), the Company shall have the right, in its sole discretion, at any time or from time to time on or after such date, to redeem this Note (together with 10,000 shares of Common Stock of the Company being purchased simultaneously by the Payee in a private offering on the date hereof) at an aggregate redemption price equal to the principal amount then remaining outstanding on this Note. The January 30, 1997 Redemption Date may be extended for up to an additional three (3) months (to April 30, 1997) upon the mutual written consent of the Company and the Payee provided the Company and Mason Hill have proceeded in good faith towards the consummation of the Public Offering, at which time the redemption right shall be reinstated automatically. Notwithstanding the foregoing, the principal amount of the Note may be prepaid by the Company, in whole or in part, without premium or penalty, at any time. Upon any prepayment of this Note, all accrued but unpaid interest on the principal amount being prepaid shall be paid to the holder on the date of prepayment. All payments hereunder shall be applied first to interest then to principal.

         This Note is one of a series of Notes included in units (the "Units") of the Company's securities being offered by the Company through Mason Hill acting as placement agent in a private placement (the "Offering") pursuant to a Confidential Private Placement Memorandum dated July 17, 1996. Each Unit consists of (i) a $95,000 Note, and (ii) 10,000 shares of Common Stock of the Company, and is being offered at a purchase price of $100,000 per Unit. The Offering is on a "best efforts five (5) Unit minimum ($500,000)-ten (10) Unit ($1,000,000) maximum" basis.

         If the Company shall fail to make a payment of principal or interest when due and such non-payment shall continue for a period of thirty (30) days after notice by no more than 51% of the Noteholders to the Company; or shall make an assignment for the benefit of creditors, file a petition in bankruptcy, be adjudicated insolvent or bankrupt, suffer an order for relief under any federal bankruptcy law, petition or apply to any tribunal for the appointment of a custodian, receiver or any trustee for the Company or any substantial part of its assets, or shall commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or if there shall have been filed any such petition or application, or any such proceeding shall have been commenced against the Company, which remains undismissed for a period of thirty (30) days or more; or if the Company, by any act or omission shall indicate consent to, approval of or acquiescence in any such petition, application or proceeding or the appointment of, a custodian, receiver or any trustee for all or any substantial part of its properties, or if

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the Company shall suffer such custodianship, receivership, or trusteeship to continue undischarged for a period of thirty (30) days or more, or the Company violates any term or provision of this Note and same remains uncured for a period of 30 days after written notice thereof by any holder of this Note, then and in any such event (each such event, an "Event of Default"), the outstanding principal amount of this Note, together with all accrued and unpaid interest thereon, shall be and become immediately due and payable.

         All payments hereunder (including, without limitation, payments of principal and interest) are and shall be expressly subordinated in right of payment to all current and future indebtedness of the Company, and to all extensions, amendments, deferrals, refinancings or renewals thereof.


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         Payments of principal, premium, if any, and interest are to be made in lawful money of the United States of America at the principal office of the Company.

         1.       RESTRICTIONS ON TRANSFER.

                  The holder acknowledges that he has been advised by the Company that this Note has not been registered under the Securities Act of 1933, as amended (the "Securities Act"), that the Note is being issued, on the basis of the statutory exemption provided by Section 4(2) of the Securities Act relating to transactions by an issuer not involving any public offering, and that the Company's reliance upon this statutory exemption is based in part upon the representations made by the holder in the holder's Subscription Agreement. The holder acknowledges that he has been informed by the Company of, or is otherwise familiar with, the nature of the limitations imposed by the Securities Act and the rules and regulations thereunder on the transfer of securities. In particular, the holder agrees that no sale, assignment, hypothecation or transfer of the Note shall be valid or effective, and the Company shall not be required to give any effect to any such sale, assignment, hypothecation, transfer or other disposition, unless (i) the sale, assignment, hypothecation, transfer or other disposition of the Note is registered under the Securities Act, provided, that the Company has no obligation or intention to so register the Note in connection herewith, or (ii) the Note is sold, assigned, hypothecated, transferred or otherwise disposed of in accordance with all the requirements and limitations of Rule 144 under the Securities Act, or such sale, assignment, or transfer is otherwise exempt from registration under the Securities Act.

         2.       COVENANTS OF COMPANY.

                  a. The Company covenants and agrees that, so long as this Note shall be outstanding, it will:

                           (i) Promptly pay and discharge all lawful taxes,
assessments and governmental charges or levies imposed upon the Company or upon its income and profits, or upon any of its property, before the same shall become in default, as well as all lawful claims for labor, materials and supplies which, if unpaid, might become a lien or charge upon such properties or any part thereof, except where the failure to so pay would not have a material effect on the Company; provided, however, that the Company shall not be required to pay and discharge any such tax, assessment, charge, levy or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings, and the Company shall set aside on its books adequate reserves with respect to any such tax, assessment, charge, levy or claim so contested.


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                           (ii) Do or cause to be done all things necessary to
preserve and keep in full force and effect its corporate existence, rights and franchises and comply with all material laws applicable to the Company as its counsel may advise;

                           (iii) At all times keep true and correct books,
records and accounts.

         3.       MISCELLANEOUS.

                  3.l. All the covenants and agreements made by the holder of this Note and the Company in this Note shall bind their respective successors and assigns.

                  3.2. No recourse shall be had for the payment of the principal, interest or premium, if any, on this Note or for any claim based hereon or otherwise in any manner in respect hereof, against any incorporator, stockholder, officer or director, past, present or future, of the Company or of any predecessor corporation, whether by virtue of any constitutional provision or statute or rule of law, or by the enforcement of any assessment or penalty or in any other manner, all such liability being expressly waived and released by the acceptance hereof and as part of the consideration for the issue hereof.

                  3.3. No course of dealing between the Company and the holder hereof shall operate as a waiver of any right of any holder hereof, and no delay on the part of the holder in exercising any right hereunder shall so operate. Any such waiver must be in writing and signed by the holder hereof and the Company.

                  3.4. This Note may be amended only by a written instrument executed by the Company and the holder hereof.

                  3.5. All communications provided for herein shall be sent, except as may be otherwise specifically provided, by registered or certified mail: if to the holder of this Note, to the address shown on the books of the Company; and if to the Company, to: Nordic Equity Partners Corp., 120 Wall Street, 11th Floor, New York, New York 10005, Attention: Kjell Sjostrand, or to such other address as the Company may advise the holder of this Note in writing. Notices shall be deemed given three days after it is mailed.

                  3.6. The provisions of this Note shall in all respects be construed according to, and the rights and liabilities of the parties hereto shall in all respects be governed by, the laws of the State of New York. This Note shall be deemed a contract made under the laws of the State of New York and the validity of this Note and all rights and liabilities hereunder shall be determined under the laws of said State.

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                  3.7. The headings of the Sections of this Note are inserted for convenience only and shall not be deemed to constitute a part of this Note.

         IN WITNESS WHEREOF, NORDIC EQUITY PARTNERS CORP. has caused this Note to be executed in its corporate name by an appropriate officer of the Company.



Dated: July ____, 1996


                                            NORDIC EQUITY PARTNERS CORP.



                                            By:_______________________________
                                               Name:
                                               Position:

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